EXHIBIT 21

LIST OF SUBSIDIARIES

NAME		STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
1.	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2.	Tidewater Marine Alaska, Inc.	Alaska	100%
3.	Pacific Tidewater Pty. Ltd.	Australia	100%
4.	Tidewater Australia Pte. Ltd.	Australia	100%
5.	Tidewater Marine Australia Pty Ltd	Australia	100%
6.	Tidewater Marine West Indies Limited	Bahama Islands	100%
7.	Tidewater Foreign Sales Corporation	Barbados	100%
8.	Pental Insurance Co. Ltd.	Bermuda	100%
9.	Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
10.	OSA do Brasil Representações Ltda.	Brazil	100%
11.	Terra Nave Serviços Maritimos Ltda.	Brazil	100%
12.	Pan Marine do Brasil Ltda.	Brazil	100%
13.	Zapata Serviços Marítimos Ltda.	Brazil	100%
14.	Mashhor Marine Sdn. Bhd.	Brunei	70%
15.	Gulf Fleet Middle East Limited	Cayman Islands	100%
16.	Jackson Marine Limited	Cayman Islands	100%
17.	Pan Marine International, Inc.	Cayman Islands	100%
18.	Sonatide Marine Services, Ltd.	Cayman Islands	49%
19.	Sonatide Marine, Ltd.	Cayman Islands	49%
20.	Tidewater Assets Limited	Cayman Islands	100%
21.	Tidewater Crewing Limited	Cayman Islands	100%
22.	Tidewater Hulls Limited	Cayman Islands	100%
23.	Tidewater Maritime Limited	Cayman Islands	100%
24.	Tidewater Properties Limited	Cayman Islands	100%
25.	Tidewater Ships Limited	Cayman Islands	100%
26.	Tidewater Vessels Limited	Cayman Islands	100%
27.	Tidewater Boats Limited	Cayman Islands	100%
28.	VTG Ships Limited	Cayman Islands	100%
29.	Compania Marítima de Magallanes Limitada	Chile	100%
30.	Tidewater Offshore (GP-1984), Inc.	Delaware	100%
31.	Al Wasl Marine LLC	Dubai	49%
32.	Fairway Personnel Services Limited	England	100%
33.	Tidewater Marine North Sea Limited	England	100%
34.	Tidewater (India) Private Limited	India	100%
35.	PT Tidewater Operators Indonesia	Indonesia	95%
36.	Hornbeck Shipping Limited	Isle of Man	100%
37.	Hornbeck Support Ships Limited	Isle of Man	100%
38.	Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
39.	VTG Supply Boat Liberia Inc.	Liberia	100%
40.	Candies Tidewater Joint Venture, L.L.C.	Louisiana	50%
41.	Four Star Marine, Inc.	Louisiana	49%
42.	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
43.	Jackson Marine, L.L.C.	Louisiana	100%
44.	Java Boat Corporation	Louisiana	100%
45.	Point Marine, L.L.C.	Louisiana	100%
46.	Quality Shipyards, L.L.C. .	Louisiana	100%
47.	S.O.P., Inc.	Louisiana	100%
48.	Seafarer Boat Corporation	Louisiana	100%
49.	T. Benetee L.L.C.	Louisiana	100%
50.	Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
51.	Tidewater Marine Service, L.L.C.	Louisiana	100%

NAME		STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
52.	Tidewater Marine, L.L.C.	Louisiana	100%
53.	TT Boat Corporation	Louisiana	100%
54.	Twenty Grand (Brazil), L.L.C	Louisiana	100%
55.	Twenty Grand Marine Service, L.L.C. .	Louisiana	100%
56.	Twenty Grand Offshore, Inc.	Louisiana	100%
57.	Zapata Gulf Marine L.L.C.	Louisiana	100%
58.	Zapata Gulf Marine Operators, L.L.C.	Louisiana	100%
59.	Zapata Gulf Pacific, L.L.C..	Louisiana	100%
60.	Solo Fleet Sdn. Bhd.	Malaysia	100%
61.	Solo Fleet Two Sdn. Bhd.	Malaysia	100%
62.	Solo Support Sdn. Bhd.	Malaysia	100%
63.	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
64.	Tidewater Offshore Sdn Bhd	Malaysia	49%
65.	Vista Merge Sdn Bhd.	Malaysia	100%
66.	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
67.	Servicios Costa Afuera de Mexico, S. de R.L. de C.V	Mexico	100%
68.	Servicios de Abastecimientos Mexicanos, S. de R.L. de C.V.	Mexico	100%
69.	Servicios Marítimos del Carmen, S.A. de C.V.	Mexico	100%
70.	Servicios Marítimos Ves, S. de R.L. de C.V.	Mexico	100%
71.	Servicios y Representaciónes Marítimas Mexicanas, S.A. de C.V.	Mexico	100%
72.	Tidewater de Mexico, S.A. de C.V.	Mexico	49%
73.	Java Boat Corporation B.V.	Netherlands	100%
74.	Gulf Fleet N.V.	Netherlands Antilles	100%
75.	Hilliard Oil & Gas, Inc.	Nevada	100%
76.	Niugini Offshore Services Joint Venture (unincorporated)	New Guinea	50%
77.	O.I.L. (Nigeria) Limited	Nigeria	82.1%
78.	Tidex Nigeria Limited	Nigeria	60%
79.	Zapata Marine Service (Nigeria) Limited	Nigeria	100%
80.	Tidewater Marine International, Inc.	Panama	100%
81.	Sakhalin Holding, L.L.C.	Russia	100%
82.	Sakhalin Offshore Marine, L.L.C.	Russia	100%
83.	Southern Ocean Services Pte. Ltd.	Singapore	100%
84.	Tidewater Marine International Pte. Ltd.	Singapore	100%
85.	Tidewater Marine Western, Inc.	Texas	100%
86.	Divetide Limited	Thailand	49%
87.	Antilles Marine Service Limited	Trinidad & Tobago	50%
88.	Provident Marine Ltd.	Turks & Caicos	50%
89.	Offshore Pacific Pty. Ltd.	Vanuatu	100%
90.	Tidewater Marine Indonesia Limited	Vanuatu	80%
91.	Tidewater Marine Vanuatu Limited	Vanuatu	100%
92.	Zapata Gulf Marine International Limited	Vanuatu	100%
93.	Equipo Mara, C.A.	Venezuela	19.9%
94.	Equipo Zulia, C.A.	Venezuela	100%
95.	Remolcadores y Gabarras Remigasa, S.A.	Venezuela	19.9%
96.	Tidewater Caribe, C.A.	Venezuela	100%
97.	Tidewater Marine Service, C.A. (SEMARCA)	Venezuela	100%

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